EXHIBIT 99.4

                                    CONSENT

     The undersigned consent to being named in this Registration Statement on Form S-4 as persons who are about to become directors of the Registrant.

January 23, 1997

                                       /s/  RANDALL B. HALE
                                       RANDALL B. HALE


                                       /s/  NOLAN LEHMANN
                                       NOLAN LEHMANN


                                       /s/  MICHAEL S. CHADWICK
                                       MICHAEL S. CHADWICK


                                       /s/  J. FORD TAYLOR
                                       J. FORD TAYLOR


                                       /s/  ALAN ELENSON
                                       ALAN ELENSON


                                       /s/  F. CLAYTON CHAMBERS
                                       F. CLAYTON CHAMBERS